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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated January 11, 1999 relating to the financial statements and financial statement schedule of Pinnacle Holdings Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Tampa, FL
June 1, 2001